Exhibit 99.61

NEWS RELEASE

GOLDGROUP NAMED TO TSXV LIST OF TOP 50 PERFORMING COMPANIES

Ranking #10 With a Market Cap Growth of 2,711% and 875% Share Price Growth

Vancouver, Canada – February 18, 2026 – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSXV:GGA, OTC:GGAZF, FSE:55G0) is pleased to announce that it has been included in the 2026 TSX Venture 50TM list of top performing companies.

TSX Venture 50TM is an annual ranking of the top performing companies over the last year on the TSX Venture Exchange. The companies are ranked based on three equally weighted criteria of one-year share price appreciation, market capitalization increase, and Canadian consolidated trading value.

Ralph Shearing, CEO, commented, “Goldgroup Mining management is honored to be included in the 2026 TSX Venture 50TM list of top 50 performing Issuers. Goldgroup has delivered to its shareholders a 2,711% increase in market cap and an 875% increase in share price over the course of 2025 and I expect management to add to that upward trend throughout 2026 and beyond, as we investigate new potential M&A opportunities and complete our merger with NYSE American listed Gold Resource Corporation (see news release dated January 26, 2026). We appreciate the recognition by TSXV of our efforts at building shareholder value.”

Andrew Creech, President of the TSX Venture Exchange, commented, “The 2026 TSX Venture 50 reflects a clear inflection point for early-stage finance, with a return of liquidity and capital that reinforces Canada's position as a world-leading centre for resource discovery, strategic innovation, and scale. This year’s ranking underscores the vital role TSXV plays in channeling capital to the mining sector and serving as the primary growth pipeline for the next generation of global mineral supply.”

For further information on Goldgroup, please visit www.goldgroupmining.com.

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:

+1 (604) 306-6867
410 – 1111 Melville St.
Vancouver, BC, V6E 3V6
www.goldgroupmining.com
ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements include, without limitation, statements relating to (i) the expected timeline for completion of the potential Transaction, (ii) the ability to complete the potential Transaction, and (iii) the anticipated benefits of the potential Transaction, including the expectation to put the San Francisco Mine back into operation and the estimated increase in production and cash generation of the combined company.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors including, without limitation: receipt of all required TSXV, regulatory and other interested party approvals in connection with the Arrangement, including court approval and the Comisión Nacional Antimonopolio process; that the conditions precedent to the completion of the Transaction, including but not limited TSXV, regulatory, shareholder and court approvals, might not be obtained in a timely manner or at all; uncertainties related to actual capital costs operating costs and expenditures; production schedules and economic returns from Goldgroup’s projects; timing to integrate the Transaction and acquisitions (Molimentales and the San Francisco Mine) and timing to complete additional exploration and technical reports; uncertainties associated with development activities; uncertainties inherent in the estimation of mineral resources and precious metal recoveries; uncertainties related to current global economic conditions; fluctuations in precious and base metal prices; uncertainties related to the availability of future financing; potential difficulties with joint venture partners; risks that Goldgroup’s title to its property could be challenged; political and country risk; risks associated with Goldgroup being subject to government regulation; risks associated with surface rights; environmental risks; Goldgroup’s need to attract and retain qualified personnel; risks associated with potential conflicts of interest; Goldgroup’s lack of experience in overseeing the construction of a mining project; risks related to the integration of businesses and assets acquired by Goldgroup; uncertainties related to the competitiveness of the mining industry; risk associated with theft; risk of water shortages and risks associated with competition for water; uninsured risks and inadequate insurance coverage; risks associated with potential legal proceedings; risks associated with community relations; outside contractor risks; risks related to archaeological sites; foreign currency risks; risks associated with security and human rights; and risks related to the need for reclamation activities on Goldgroup’s properties, as well as the risk factors disclosed in Goldgroup’s MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.